                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission Only
                                                     (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           Genovese Drug Stores, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                                      LOGO

                           GENOVESE DRUG STORES, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                          TO BE HELD ON JUNE 16, 1997
                          ---------------------------

     The Annual Meeting of Shareholders of Genovese Drug Stores, Inc. (the "Company") will be held at the executive offices of the Company, 80 Marcus Drive, Melville, New York, on Monday, June 16, 1997 at 11:00 A.M., local time. The items to be considered and acted upon at the meeting will be:

          1. The election of four Class II directors to serve until the 2000 Annual Meeting of Shareholders.

          2. To consider a proposal to amend the 1984 Employee Stock Option and Stock Appreciation Rights Plan (the "1984 Plan") to provide that consultants to the Company may be selected to participate in the plan and to limit the maximum annual awards under the plan and to approve the 1984 Plan, as amended, for purposes of Section 162(m) of the Internal Revenue Code.

          3. Such other business as may properly come before the Annual Meeting, or any adjournments thereof.

     Only shareholders of record at the close of business on April 23, 1997 are entitled to notice of, and to vote at, the Annual Meeting.

     Shareholders are invited to attend the Meeting, where they can vote in person or by proxy. Those Shareholders who cannot attend the Meeting are requested to vote and sign the enclosed proxy card and return it in the enclosed self-addressed postage paid envelope. Please return the proxy card as soon as possible to ensure that your vote is counted and to save the Company additional expenses in soliciting proxies.

     A proxy statement and proxy card are furnished herewith, along with the Company's Fiscal 1997 Annual Report.

                                          By Order of the Board of Directors

                                          DONALD W. GROSS
                                          Secretary

May 7, 1997
Melville, New York

                           GENOVESE DRUG STORES, INC.
                                80 MARCUS DRIVE
                            MELVILLE, NEW YORK 11747

                          ---------------------------

                         ANNUAL MEETING OF SHAREHOLDERS

                                 JUNE 16, 1997

                                PROXY STATEMENT

                          ---------------------------

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board") of Genovese Drug Stores, Inc. (the "Company") of proxies for use at the Company's Annual Meeting of Shareholders (the "1997 Annual Meeting") to be held at 11:00 A.M., local time, on Monday, June 16, 1997, at the executive offices of the Company, 80 Marcus Drive, Melville, New York and at any adjournments thereof. The Proxy Statement and accompanying form of proxy are being mailed on or about May 1, 1997 to shareholders of record at the close of business on April 23, 1997.

                     SOLICITATION AND REVOCATION OF PROXIES

     The proxy is solicited on behalf of the Board of Directors of the Company. It may be revoked at any time before its exercise by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date. It may also be revoked by attendance at the meeting and election to vote in person.

     The entire cost of soliciting proxies will be borne by the Company. Proxies may be solicited by directors, officers and regular employees of the Company personally or by telephone, at minimal cost to the Company, for which they will receive no additional compensation. The Company may reimburse brokers and others for reasonable costs incurred by them in obtaining voting instructions from beneficial owners of common stock held by their principals.

     If proxy cards in the accompanying form are properly executed and returned, the shares of common stock represented thereby will be voted as instructed on the proxy. If no instructions are given, such shares will be voted (i) for the election as directors of the nominees of the Board of Directors named below,
(ii) for the proposed amendment and (iii) in the discretion of the proxies named in the proxy card on any other proposals to properly come before the meeting or any adjournments thereof.

                VOTING SECURITIES OF THE COMPANY; REQUIRED VOTE

     Only holders of record as of the close of business on April 23, 1997 are entitled to vote at the 1997 Annual Meeting. On that date, there were outstanding 6,298,351 shares of the Class A Common Stock of the Company, each entitling the holder thereof to one vote per share, and 6,019,578 shares of the Class B Common Stock of the Company, each entitling the holder thereof to ten votes per share.

     The election of each nominee for director requires a plurality of the total votes cast. Proxies cannot be voted for a greater number of persons than the number of nominees named. The amendment to the 1984 Employee Stock Option and Stock Appreciation Rights Plan, as amended (the "1984 Plan"), requires the approval of a majority of the total votes cast. Abstentions and broker non-votes will not be considered votes cast for the foregoing purposes. Proxy ballots are received and tabulated by the Company's transfer agent and certified by the inspectors of election.

                             ELECTION OF DIRECTORS

     In accordance with the Certificate of Incorporation and the By-Laws of the Company, the number of directors constituting the whole Board of Directors for the ensuing year is ten. The Company's Board of Directors is divided into three classes with a minimum of three directors in each class, and directors in each class are elected for three-year terms or until their successors are duly elected and qualified. Under the Certificate of Incorporation and the By-Laws of the Company, only the Class II directors (a total of four) are nominees for election at the 1997 Annual Meeting and are scheduled to serve for terms lasting for three years until the Company's 2000 Annual Meeting of Shareholders. The Board of Directors has no reason to believe that any of the nominees for director will not serve as a director, but if any nominee should subsequently become unavailable to serve as a director, the persons named as proxies may, in their discretion, vote for a substitute nominee designated by the Board of Directors.

     The following table sets forth information for each of the four Class II director nominees for election at the 1997 Annual Meeting and for each director continuing in office, including their age, present principal occupation and positions held during the past five years, directorships held in any other publicly held corporations, and the year in which each first became a director of the Company. The information provided in connection with this table has been obtained from the Company's records, information furnished by the directors as of March 15, 1997, and a review of statements filed with the Securities and Exchange Commission pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and received by the Company through March 15, 1997.

        CLASS II DIRECTORS TO BE ELECTED FOR A TERM WHICH EXPIRES AT THE
                              2000 ANNUAL MEETING

                                           POSITIONS WITH COMPANY,
                                        BUSINESS EXPERIENCE AND OTHER         DIRECTOR
           NAME             AGE                 DIRECTORSHIPS                  SINCE
--------------------------  ----  ------------------------------------------  --------

CHARLES HAYWARD               65  Financial services consultant since 1988        1981
(a)(b)(c)(d)

ROBERT N. HIATT               60  Chairman, Maybelline, Inc.                      1997
(a)(b)(c)(d)

ALLAN PATRICK                 50  Executive Vice President of the Company         1987
                                  since 1990

THOMAS J. MORAN               44  President and Chief Executive Officer of        1995
(a)(b)(c)(d)                      Mutual of America Life Insurance Company
                                  since 1994; President and Chief Operating
                                  Officer, 1992 to 1994; Executive Vice
                                  President, 1989 to 1992

   CLASS III DIRECTORS WHOSE PRESENT TERMS EXPIRE AT THE 1998 ANNUAL MEETING

                                           POSITIONS WITH COMPANY,
                                        BUSINESS EXPERIENCE AND OTHER         DIRECTOR
           NAME             AGE                 DIRECTORSHIPS                  SINCE
--------------------------  ----  ------------------------------------------  --------
ABRAHAM ALLEN                 71  Self-employed health care consultant since      1986
(a)(b)(c)(d)                      1986

THOMAS M. COONEY              71  President of Gibson Foundation since 1988;      1988
(a)(b)(c)(d)                      Director, The William Carter Company

LEONARD GENOVESE              62  Chairman of the Board since 1978 and            1961
(d)(e)                            President since 1974 of the Company;
                                  Director of TR Financial Corp. since 1993;
                                  Director of Aid Auto Stores, Inc. and
                                  Kellwood Company since 1995
       CLASS I DIRECTORS WHOSE PRESENT TERMS EXPIRE AT THE 1999 ANNUAL MEETING

WILLIAM J. MCKENNA            70  Chairman of the Board since 1991 and Chief      1979
(a)(c)(d)                         Executive Officer since 1984 of Kellwood
                                  Company; Director of UMB Financial
                                  Corporation since 1984

FRANCES GENOVESE WANGBERG     66  Director of the Company since 1975              1975
(d)(e)

HERBERT J. KETT               64  Vice Chairman of the Company since 1990         1970

OTHER EXECUTIVE OFFICERS

JEROME STENGEL                60  Vice President, Treasurer and Chief              (f)
                                  Financial Officer since 1976

IRWIN LIVON                   60  Vice President -- Merchandising and              (f)
                                  Advertising since 1991

---------------
(a) Member of the Audit Committee.

(b) Member of the Compensation Committee.

(c) Member of the Finance Committee.

(d) Member of the Nominating Committee.

(e) Leonard Genovese is the brother-in-law of Frances Genovese Wangberg.

(f) Not a director of the Company.

              OTHER INFORMATION ABOUT THE BOARD AND ITS COMMITTEES

     The Board, which met four times during fiscal year 1997 (ended January 31, 1997), has standing Audit, Compensation, Finance and Nominating Committees to assist it in the discharge of its responsibilities. The Committees and their principal functions are described below.

     The Audit Committee consists of Messrs. Allen, Cooney, Hayward (Chairman), Hiatt, McKenna and Moran. The Audit Committee met twice in fiscal year 1997. This Committee recommends to the Board the engagement of independent auditors for the ensuing year, reviews the scope and budget for the annual audit and reviews with the auditors the results of their engagement, the financial statements and management report. In addition, the Audit Committee reviews the scope of and compliance with the Company's internal controls and reviews recommendations made by the independent auditors with respect to changes in accounting principles and internal controls.

     The Compensation Committee consists of Messrs. Allen, Cooney, Hayward, Hiatt and Moran (Chairman). The Compensation Committee met twice in fiscal year 1997 and approves or recommends to the Board compensation and special compensation for senior management in the form of bonuses and incentives, and recommends to the Board the adoption and implementation of incentive compensation plans, stock option plans and employee benefit plans, as well as any modifications to existing plans.

     The Finance Committee consists of Messrs. Allen (Chairman), Cooney, Hayward, Hiatt, McKenna and Moran. The Finance Committee met once in fiscal year 1997. It reviews the financial condition and capital structure of the Company and advises the Board with respect to acquisitions, divestitures and other financial matters affecting the Company.

     The Nominating Committee consists of Messrs. Allen, Cooney, Genovese (Chairman), Hayward, Hiatt, McKenna and Moran and Frances Genovese Wangberg. The Committee will consider nominees recommended by Shareholders for election to the Board. Recommendations should be sent to the Secretary of the Company at the Company's executive offices. The Nominating Committee met once in fiscal year 1997 and reviews and recommends criteria for Board membership.

                           COMPENSATION OF DIRECTORS

     The Company's present policy is to pay each director, exclusive of employee directors, an annual fee of $20,000 for serving as a director. Members of the Committees of the Board of Directors are not paid additional amounts for attending Committee meetings. Under the terms of the 1984 Plan, each non-employee director of the Company receives an annual award of an option to purchase shares of Class A Common Stock. The number of shares is determined by the Board of Directors in its sole discretion. On March 12, 1997, each of the seven non-employee directors received a discretionary grant of options to purchase 4,000 shares of Class A common stock. During fiscal year 1997, each director attended at least 75% of the meetings held by the Board and the Committees of which he or she is a member. Robert N. Hiatt was elected as a director on March 12, 1997. Certain directors may receive additional forms of compensation, as described elsewhere in this Proxy Statement.

               OWNERSHIP OF SECURITIES BY PRINCIPAL SHAREHOLDERS

     The following table sets forth certain information with respect to the Class A Common Stock and Class B Common Stock owned beneficially as of March 15, 1997, or as otherwise noted, by any person or entity known to the Company to be the beneficial owner of more than 5% of the outstanding shares of either class of Common Stock. The persons identified in this table have sole voting and investment power with respect to the shares set forth opposite their names, except as otherwise disclosed in the footnotes to the table, according to information furnished to the Company by each of them.

                              CLASS A SHAREHOLDERS

                                                               AMOUNT AND NATURE              PERCENT
NAME & ADDRESS(a)                                          OF BENEFICIAL OWNERSHIP(b)         OF CLASS
-----------------                                          --------------------------         --------
Genovese Drug Stores, Inc. Employee                                   414,786                    6.6
  Stock Ownership Plan & Trust("ESOP")
T. Rowe Price Associates, Inc.(c)                                     344,600                    5.5
  100 E. Pratt Street
  Baltimore, MD 21202
  (as of December 31, 1996)
Leonard Genovese                                                    3,784,122                   37.9(d)
Frances Genovese Wangberg                                           1,944,356                   23.6(d)
Trust under the Will of the late                                    1,732,339                   21.6(d)
  Joseph W. Genovese, Jr.
Trust under the Will of the late                                      626,302                    9.0(d)
  Joseph W. Genovese, Sr.
Donald W. Gross Revocable Living                                      351,997                    5.3(d)
  Trust and Marie A. Gross
  Revocable Living Trust
                                         CLASS B SHAREHOLDERS
Leonard Genovese(e)                                                 3,614,292                   60.0
Frances Genovese Wangberg(f)                                        1,919,628                   31.9
Trust under the Will of the late                                    1,732,339                   28.8
  Joseph W. Genovese, Jr.
Trust under the Will of the late                                      626,302                   10.4
  Joseph Genovese, Sr.
Donald W. Gross Revocable Living Trust and                            299,799                    5.0
  Marie A. Gross Revocable Living Trust(g)

---------------
(a) Except as otherwise noted, the address for all beneficial owners is 80 Marcus Drive, Melville, New York 11747.

(b) Certain shares in the table have been counted twice because of certain rules and regulations of the Securities and Exchange Commission. See notes (d),
    (e) and (f).

(c) These securities are owned by various individual and institutional investors which T. Rowe Price Associates, Inc. ("Price Associates") serves as investment adviser with power to direct investment and/or shared power to vote the securities. For purposes of the reporting requirements of the Exchange Act, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(d) Because shares of Class B Common Stock may be converted at any time to shares of Class A Common Stock on a one-for-one basis, under Securities and Exchange Commission rules each beneficial owner of outstanding shares of Class B Common Stock is deemed to be the beneficial owner of shares of Class A Common Stock. As of March 15, 1997, the following persons were deemed to be beneficial owners of more than 5% of the outstanding Class A Common Stock and each were deemed to own the following number of shares of Class A Common Stock (and percent of outstanding Class A Common Stock) assuming conversion of shares of Class B Common Stock and exercise of stock options to purchase shares of Class A Common Stock: Leonard Genovese, 3,784,122 Class A shares (37.9%), consisting of 3,614,292 shares of Class B Common Stock, 93,520 shares of Class A Common Stock and options covering 76,310 shares of Class A Common Stock; Frances Genovese Wangberg, 1,944,356 Class A shares (23.6%), consisting of 1,919,628 shares of Class B Common Stock, 5,392 shares of Class A Common Stock and options covering 19,336 shares of Class A Common Stock; Trust under the Will of the late Joseph W. Genovese, Jr., 1,732,339 Class A shares (21.6%), consisting of 1,732,339 shares of Class B Common Stock; Trust under the Will of the late Joseph Genovese, Sr., 626,302 Class A shares (9.0%) consisting of 626,302 shares of Class B Common Stock; and Donald W. Gross Revocable Living Trust and Marie A. Gross Revocable Living Trust, 351,997 Class A shares (5.3%), consisting of 299,799 shares of Class B Common Stock, 19,187 shares of Class A Common Stock and options covering 33,011 shares of Class A Common Stock.

(e) Includes 626,302 shares of Class B Common Stock listed as beneficially owned by the Trust under the Will of the late Joseph Genovese, Sr., of which Mr. Genovese is Trustee and 1,732,339 shares of Class B Common Stock listed as beneficially owned by the Trust under the Will of the late Joseph Genovese, Jr., of which Mr. Genovese is Co-Trustee. Mr. Genovese disclaims any beneficial ownership in any such shares. Additionally, Mr. Genovese owns 93,520 shares of Class A Common Stock and also has options to purchase 76,310 more shares of Class A Common Stock.

(f) Includes 1,732,339 shares of Class B Common Stock listed as beneficially owned by the Trust under the Will of the late Joseph W. Genovese, Jr. for the benefit of Frances Genovese Wangberg, of which Frances Genovese Wangberg is Co-Trustee with Leonard Genovese. Additionally, Mrs. Wangberg owns 5,392 shares of Class A Common Stock and also has options to purchase 19,336 more shares of Class A Common Stock.

(g) Of the shares of Class B Common Stock stated, 205,503 shares are owned by the Donald W. Gross Revocable Living Trust, of which Marie A. Gross is contingent beneficiary. The balance, 94,296 shares, are owned by the Marie
    A. Gross Revocable Living Trust, of which Donald W. Gross is a Trustee and contingent beneficiary. Mr. Gross is deemed to be an associate of the Donald
    W. Gross Revocable Living Trust, Marie Gross and the Marie A. Gross Revocable Living Trust. Mrs. Gross is deemed to be an associate of the Marie
    A. Gross Revocable Living Trust, Donald Gross and the Donald W. Gross Revocable Living Trust. None of these shares have been counted more than once as set forth in Note (b). Mr. Gross is Secretary of the Company. Additionally, Mr. Gross owns 19,187 shares of Class A Common Stock and also has options to purchase 33,011 more shares of Class A Common Stock.

     Leonard Genovese is the brother of Marie Gross and the brother-in-law of Frances Genovese Wangberg. Donald W. Gross is the husband of Marie Gross, and also the brother-in-law of Leonard Genovese. These persons are deemed "associates" of each other as that term is defined in the regulations promulgated under the Exchange Act.

     The Trust under the Will of the late Joseph W. Genovese, Jr. may be deemed to be an "associate" of Frances Genovese Wangberg and Leonard Genovese and the Trust under the Will of the late Joseph Genovese, Sr. may be deemed to be an "associate" of Leonard Genovese as that term is so defined. The term "associate" is used to indicate a relationship with any person, including, in this situation, any trust or estate as to which such person has a substantial beneficial interest, or as to which such person serves as trustee or in any other fiduciary capacity, and any relative or spouse of such person who has the same home as such person or who is a director or officer of the Company.

                        SECURITY OWNERSHIP BY MANAGEMENT

     The following table presents the number of shares of the Company's Class A Common Stock and Class B Common Stock owned beneficially as of March 15, 1997, by (i) all directors and nominees, (ii) the executive officers listed in the Summary Compensation Table, and (iii) all executive officers and directors as a group:

                                                        SHARES
                                                  BENEFICIALLY OWNED
                                                  AS OF 3/15/97(a)(b)            % OF CLASS
                                               -------------------------       ---------------
                      NAME                      CLASS A         CLASS B         A          B
    -----------------------------------------  ---------       ---------       ----       ----
    Abraham Allen............................     28,911           2,920          *          *
    Thomas M. Cooney.........................     29,608               0          *          0
    Leonard Genovese(c)......................  3,784,122       3,614,292       37.9       60.0
    Charles Hayward..........................     29,622               0          *          0
    Robert N. Hiatt..........................      6,000               0          *          0
    Herbert J. Kett..........................    102,959          68,661        1.6        1.1
    Irwin Livon..............................     51,729               0          *          0
    William J. McKenna.......................     27,531           2,920          *          *
    Thomas J. Moran..........................      9,620               0          *          0
    Allan Patrick............................    106,753               0        1.7          0
    Jerome Stengel...........................     81,258          41,562        1.3          *
    Frances Genovese Wangberg(d).............  1,944,356       1,919,628       23.6       31.9
    All Executive Officers and Directors
      as a Group (18 persons)(e).............  4,652,966       3,934,007(f)    43.7       65.3

---------------
 *  Indicates less than 1% of Class

(a) The persons identified in this table have sole voting and investment power with respect to the shares set forth opposite their names, except as otherwise disclosed in the footnotes to the table, according to information furnished to the Company by each of them.

(b) The number of shares of Class A Common Stock shown in the table includes the right to acquire such shares either through the conversion of shares of Class B Common Stock on a one-for-one basis or through the exercise of stock options pursuant to the Company's 1984 Plan as follows: Abraham Allen, 28,911 Class A shares, consisting of 6,655 Class A shares, 2,920 Class B shares and options covering 19,336 Class A shares; Thomas M. Cooney, 29,608 Class A shares, consisting of 10,272 Class A shares and options covering 19,336 Class A shares; Leonard Genovese, 3,784,122 Class A shares, consisting of 93,520 Class A shares, 3,614,292 Class B shares and options covering 76,310 Class A shares; Charles Hayward, 29,622 Class A shares, consisting of 10,286 Class A shares and options covering 19,336 Class A shares; Robert N. Hiatt, 6,000 Class A shares, consisting of 2,000 Class A shares and options covering 4,000 Class A shares; Herbert J. Kett, 102,959 Class A shares, consisting of 11,375 Class A shares, 68,661 Class B shares and options covering 22,923 Class A shares; Irwin Livon, 51,729 Class A shares, consisting of 13,518 Class A shares and options covering 38,211 Class A shares; William J. McKenna, 27,531 Class A shares, consisting of 5,275 Class A shares, 2,920 Class B shares and options covering 19,336 Class A shares; Thomas J. Moran, 9,620 Class A shares, consisting of 1,000 Class A shares and options covering 8,620 Class A shares; Allan Patrick, 106,753 Class A shares, consisting of 61,516 Class A shares and options covering 45,237 Class A shares; Jerome Stengel, 81,258 Class A shares, consisting of 17,591 Class A shares, 41,562 Class B shares and options covering 22,105 Class A shares; Frances Genovese Wangberg, 1,944,356 Class A shares, consisting of 5,392 Class A shares, 1,919,628 Class B shares and options covering 19,336 Class A shares; and All Executive Officers and Directors as a Group, 4,652,966 Class A shares, consisting of 293,847 Class A shares, 3,934,007 Class B shares and options covering 425,112 Class A shares.

(c) Includes 626,302 shares of Class B Common Stock held by the Trust under the Will of the late Joseph W. Genovese, Sr., of which Mr. Genovese is Trustee and 1,732,339 shares of Class B Common Stock listed as beneficially owned by the Trust under the Will of the late Joseph Genovese, Jr., of which Mr. Genovese is Co-Trustee. Mr. Genovese disclaims any beneficial interest in any such shares.

(d) Includes 1,732,339 shares of Class B Common Stock held by the Trust under the Will of the late Joseph W. Genovese, Jr. for the benefit of Frances Genovese Wangberg, of which she is Co-Trustee with Leonard Genovese.

(e) Includes 425,112 shares of Class A Common Stock which the group currently has rights to acquire through the exercise of stock options pursuant to the 1984 Plan.

(f) The 1,732,339 shares of Class B Common Stock beneficially owned by the Trust under the Will of the late Joseph W. Genovese, Jr. are included in the Class B shares owned by each of Leonard Genovese and Frances Genovese Wangberg. However, these shares are counted only once in the total number of shares listed under "All Executive Officers and Directors as a Group".

      COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (the "SEC") and the American Stock Exchange initial reports of ownership and reports of changes in ownership of Common Stock of the Company. Reporting persons are required by SEC regulation to furnish the Company with copies of all such filed reports. To the Company's knowledge, based solely on a review of copies of such filed reports furnished to the Company, all of the Company's directors, officers, and greater than ten percent beneficial owners made all required filings during fiscal year 1997 in a timely manner, except that Herbert J. Kett filed one Form 4 three weeks late with respect to two stock option exercises.

                             EXECUTIVE COMPENSATION

     The following table sets forth the annual compensation paid by the Company during the fiscal years ending January 31, 1997, February 2, 1996 and February 3, 1995 to the Chief Executive Officer and the four most highly compensated executive officers of the Company. Each executive officer of the Company serves at the pleasure of the Board of Directors. No executive officer has an employment agreement with the Company.

                           SUMMARY COMPENSATION TABLE

                                                                      LONG TERM COMPENSATION
                                        ANNUAL COMPENSATION
                                  --------------------------------   -------------------------
                                                         OTHER       RESTRICTED    SECURITIES        ALL
                                                         ANNUAL        STOCK       UNDERLYING       OTHER
         NAME AND          FISCAL  SALARY    BONUS    COMPENSATION     AWARD        OPTIONS      COMPENSATION
    PRINCIPAL POSITION     YEAR    ($)(A)    ($)(B)      ($)(C)        ($)(B)        (#)(D)         ($)(E)
-------------------------- -----  --------  --------  ------------   ----------   ------------   ------------
LEONARD GENOVESE..........  1997   461,500   115,000       6,496       115,000        8,650          9,220(f)
  Chairman of the Board     1996   442,500       -0-       6,496           -0-       11,000          5,864
  and President             1995   421,277   105,000       5,308       105,000       12,100          4,476

ALLAN PATRICK.............  1997   243,520    60,500      81,379        60,500        6,600          1,317
  Executive Vice President  1996   231,500       -0-       2,744           -0-        8,250          1,221
  and Director              1995   215,650    53,750      51,129        53,750        9,075          1,221

HERBERT J. KETT...........  1997   176,152    33,250     123,324        33,250        4,510          3,619
  Vice Chairman and         1996   169,500       -0-       4,380           -0-        5,720          2,989
  Director                  1995   160,979    30,400      38,103        30,400        6,292          2,989

IRWIN LIVON...............  1997   156,239    29,450       5,117        29,450        4,000            314
  Vice President            1996   151,436       -0-       4,181           -0-        5,500            311
                            1995   143,065    26,980       4,035        26,980        6,050            311

JEROME STENGEL............  1997   154,212    27,540     118,026        27,540        4,400          2,416
  Vice President,
Treasurer                   1996   148,416       -0-       3,315           -0-        5,500          2,063
  and Chief Financial
  Officer                   1995   140,978    25,200      35,418        25,200        6,050          2,063

---------------
(a) Includes Company contributions to the Genovese Retirement and Savings Plan, a Section 401(k) plan. In fiscal 1997, the Company contributed $1,500, $1,500, $1,152, $1,239 and $1,212, respectively.

(b) The amounts in the table reflect solely bonuses awarded under the 1987 Plan. 50% of awards paid in cash and 50% paid in Class A Common Stock of the Company over a four year period in five equal installments, assuming the continued employment of such executives.

(c) The amounts shown in the table reflect, for fiscal 1997, gains related to the exercise of stock options in the amounts of $0, $77,910, $118,382, $0 and $113,841, respectively, personal use of a Company-leased automobile on a pro-rated basis in the amounts of $3,688, $2,519, $2,625, $2,800 and $1,868, respectively; premiums paid by the Company for life insurance over $50,000 in the amounts of $2,808, $950, $2,317, $2,317 and $2,317, respectively.

(d) Options to purchase shares of Class A Common Stock granted pursuant to the 1984 Plan. The number of options granted in March 1995 and March 1996 have been restated to reflect the 10% stock dividends issued in January 1996 and January 1997.

(e) The amounts shown in the table reflect, for fiscal year 1997, the Company's contributions to the Non-Qualified Pension Plan added to salary in the amounts of $2,955, $1,003, $3,305, $0 and $2,102, respectively; and the
    Company's contribution under the ESOP of $314, $314, $314, $314 and 314, respectively.

(f) Includes the amount of annual premiums on the term portion of split-dollar life insurance on the lives of Leonard Genovese and his spouse in the amounts of $5,951, $3,120 and $1,732 for fiscal years 1997, 1996 and 1995, respectively. The annual premiums paid by the Company for the non-term portion of such insurance were $226,251, $189,250 and $90,286 for fiscal years 1997, 1996 and 1995, respectively. Pursuant to collateral assignments of the split-dollar life insurance policies, upon the death of Leonard Genovese and his spouse, the Company is repaid the amount of premiums paid by the Company.

                      REPORT OF THE COMPENSATION COMMITTEE

     The Company's current executive compensation program reflects the overall compensation philosophies of the Company. The program is designed with a goal of fairly compensating executives for their performance and contribution to the Company's financial results, as well as providing incentives which attract and retain key executives, instill a long-term commitment to the Company and develop a pride and sense of Company ownership, all in a manner consistent with shareholder interests. Given these objectives, the executive compensation package includes three elements: (1) base salary; (2) bonuses awarded under the 1987 Executive Bonus & Stock Plan (the "1987 Plan"), consisting of one-half cash and one-half grants of Class A Common Stock (which grants vest in five equal installments over a four year period, generally commencing shortly after each grant); and (3) options to purchase shares of Class A Common Stock granted under the 1984 Employee Stock Option and Stock Appreciation Rights Plan (the "1984 Plan"), which options are non-qualified options with an exercise price of 100% of the price per share of Class A Common Stock on the date of grant and a term of ten years from the date of grant. Each of the foregoing three elements is reviewed annually and adjusted in light of the Company's performance for the year, including the attainment of a pre-determined financial plan, and the individual executive's contribution to that performance.

     The Compensation Committee administers the 1987 Plan and the 1984 Plan. In evaluating an executive's performance at the Company, in addition to financial results of the Company (such as attaining the pre-determined financial plan), a broad range of performance criteria is considered. These criteria include standards of business conduct which reflect the social values and expectations of the Company's associates and shareholders and the communities in which it operates. In considering salary increases, bonus awards and stock option grants (for persons other than the President), the Compensation Committee considers recommendations submitted by the President.

     In approving the salary increase, bonus award and stock option grant to the President, the Compensation Committee takes into account his level and scope of responsibilities and contributions to the Company. The Compensation Committee decides on the compensation of the President privately, without the President being present.

     Under Section 162(m) to of the Internal Revenue Code (the "Code"), a public company will be denied federal income tax deductions for compensation paid to the company's chief executive officer and to its four other most highly compensated executive officers to the extent that the compensation paid to any such individual exceeds $1,000,000 for a taxable year, unless such compensation qualifies for certain exceptions to the loss of deduction rules set forth in
Section 162(m), such as an exception for compensation paid under a performance based compensation plan. The Compensation Committee, when considering compensation levels and compensation programs, considers all relevant factors, including tax deductions that may result from such compensation or programs. Compensation paid to the Company's chief executive officer and to each of its four other most highly compensated executive officers has never exceeded $1,000,000, and in 1997 is not expected to exceed $1,000,000. However, under Proposal 1 set forth in this Proxy Statement, the shareholders of the Company are being asked to consider a proposal to amend the 1984 Plan to limit the maximum annual awards under the plan, and to approve the 1984 Plan for purposes of Section 162(m) so that awards under the 1984 Plan which otherwise satisfy the requirements of the performance based compensation plan exception to the loss of deduction rules will not be taken into account in determining whether any portion of an executive officer's compensation exceeds $1,000,000 or is non-deductible by the Company.

     The Compensation Committee consists of five independent directors, none of whom is an employee of the Company.

     This report is submitted by the following persons who constitute the Compensation Committee:

        Thomas J. Moran, Chairman
        Abraham Allen
        Thomas M. Cooney
        Charles Hayward
        Robert N. Hiatt

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee during the 1997 fiscal year consisted of the following four non-employee directors: Thomas J. Moran (Chairman), Abraham Allen, Thomas M. Cooney and Charles Hayward. Mr. Hiatt was appointed to the Compensation Committee on March 12, 1997.

                 EMPLOYEE BENEFIT PLANS AND OTHER REMUNERATION

1987 EXECUTIVE BONUS & STOCK PLAN

     The 1987 Plan was adopted during fiscal year 1988. Under the 1987 Plan, the Compensation Committee can award eligible executives, upon meeting targeted performance levels, incentive compensation which is paid 50% in cash and 50% in shares of Class A Common Stock. Under the current policy of the Compensation Committee, only the twelve executive officers of the Company are eligible to receive awards under the 1987 Plan. The stock is payable in equal installments of 20% over a four year period, provided the recipient remains employed by the Company. The Company had available, as of January 31, 1997, approximately 224,085 shares of Class A Common Stock for future awards under the 1987 Plan. For fiscal year 1997, the Company awarded $423,140 in cash and 48,997 shares of Class A Common Stock. The Company distributed during fiscal 1997 shares of Class A Common Stock for amounts awarded in previous years.

1984 EMPLOYEE STOCK OPTION AND STOCK APPRECIATION RIGHTS PLAN

     The 1984 Plan authorizes the grant of discretionary options to purchase shares of Class A Common Stock from the Company to officers of the Company, other key employees of the Company and non-employee directors of the Company. The 1984 Plan authorizes the grant of such options at an exercise price which is no less than 100% of the fair market value of the Class A Common Stock at the time the option is granted. All outstanding options currently have a ten-year term. Under Proposal 1 set forth in this Proxy Statement, the shareholders of the Company are being asked to consider a proposal to amend the 1984 Plan to provide that consultants to the Company may be selected to participate in the plan and to limit the maximum annual awards under the plan, and to approve the 1984 Plan, as amended, for purposes of Section 162(m) of the Code.

     Payment for shares of Class A Common Stock purchased upon exercise of an option must be made in full at the time of exercise, either in cash, by delivery of shares of Common Stock then owned by the optionee or a combination of cash and shares of Common Stock having an aggregate fair market value equal to the option price, or by participation in a cashless exercise program. Under the cashless exercise program, an optionee may sell all or part of his or her option shares through a brokerage firm with whom the Company has arranged to handle such sales. The brokerage firm pays the aggregate amount of the exercise price for such option shares directly to the Company. The remaining monies or shares, less a brokerage commission, are credited to the account of the optionee at such brokerage firm. As of January 31, 1997, 498,728 options were outstanding at exercise prices ranging from $6.29 to $9.86 per share.

                          OPTION GRANTS IN FISCAL 1997

     The following table sets forth certain information concerning individual grants of stock options made to each of the executive officers of the Company named in the above Summary Compensation Table during fiscal 1997 pursuant to the 1984 Plan.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                INDIVIDUAL GRANTS                      POTENTIAL REALIZABLE
                               ---------------------------------------------------       VALUE AT ASSUMED
                                             % OF TOTAL                               ANNUAL RATES OF STOCK
                                OPTIONS       OPTIONS                                 PRICE APPRECIATION FOR
                                GRANTED      GRANTED TO     EXERCISE                      OPTION TERM($)
                                 (# OF      EMPLOYEES IN    PRICE(2)    EXPIRATION    ----------------------
            NAME               SHARES)(1)   FISCAL 1997      ($/SH)        DATE        5%(3)         10%(3)
-----------------------------  ---------    ------------    --------    ----------    -------       --------
Leonard Genovese.............    8,690           7.8%        $ 8.64      3/26/06      $47,218       $119,661
Allan Patrick................    6,600           5.9%        $ 8.64      3/26/06      $35,862       $ 90,882
Herbert J. Kett..............    4,510           4.1%        $ 8.64      3/26/06      $24,506       $ 62,102
Irwin Livon..................    4,400           4.0%        $ 8.64      3/26/06      $23,908       $ 60,588
Jerome Stengel...............    4,400           4.0%        $ 8.64      3/26/06      $23,908       $ 60,588

---------------
(1) The indicated stock options are fully vested immediately upon grant. All rights to exercise such options terminate 14 business days after termination of employment, provided, however, that the optionee or his estate shall have three months after termination of employment to exercise the options if the cessation of employment is due to retirement on or after attaining the age of 65, disability, or death. The Company paid on January 14, 1997 a 10% stock dividend to shareholders of record on December 26, 1996. Since the 1984 Plan contains antidilution provisions, the number of options granted and the option prices in the table have been adjusted to reflect the stock dividend.

(2) Exercise price of $8.64, after adjustment for 10% stock dividend paid in January 1997.

(3) The potential realizable value amounts shown illustrate the values that might be realized upon exercise of stock options immediately prior to the expiration of their ten-year term using 5% and 10% appreciation rates (as specified by the SEC), compounded annually, and therefore are not intended to forecast possible future appreciation, if any, of the price of Class A Common Stock. Additionally, these values do not take into consideration the provisions of the options providing for non-transferability or termination of the options following termination of employment.

     In order to achieve the potential realizable values set forth in the 5% and 10% columns, the price per share of Class A Common Stock for the stock options granted on March 26, 1996 would need to appreciate to approximately $14.07 and $22.41, respectively, from the date of grant through the ten-year option term. On January 31, 1997, the last day of trading in fiscal 1997, the closing price of the Class A Common Stock on the American Stock Exchange was $14.25 per share.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES

     The following table sets forth information with respect to the named executive officers concerning the exercise of options during fiscal year 1997 and unexercised options held at fiscal year-end.

                                                              NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                             UNDERLYING UNEXERCISED        IN-THE-MONEY OPTIONS AT
                                                             OPTIONS AT YEAR-END(#)         FISCAL YEAR-END($)(A)
                           SHARES ACQUIRED      VALUE      ---------------------------   ---------------------------
          NAME             ON EXERCISE(#)    REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
-------------------------  ---------------   -----------   -----------   -------------   -----------   -------------
Leonard Genovese.........          -0-        $     -0-       66,100          -0-         $ 388,896         -0-
Allan Patrick............       12,079        $  77,910       37,737          -0-         $ 227,639         -0-
Herbert J. Kett..........       16,748        $ 118,382       17,723          -0-         $  90,794         -0-
Irwin Livon..............          -0-        $     -0-       33,211          -0-         $ 205,876         -0-
Jerome Stengel...........       16,106        $ 113,841       17,105          -0-         $  87,658         -0-

---------------
(a) Calculated based on the excess of the fair market value of Class A Common Stock on January 31, 1997 ($14.25) over the option exercise price. All awards made to Leonard Genovese from 1990 through 1992 were at an option exercise price equal to 110% of the market price on the date of the grant.

THE GENOVESE RETIREMENT AND SAVINGS PLAN

     The Company maintains a profit sharing and deferred retirement plan pursuant to Section 401(k) of the Internal Revenue Code of 1986. All employees participate after one year of service and attainment of age 21.

     The Company may make discretionary contributions in an amount determined annually by the Board of Directors. Company contributions are allocated to eligible participants in proportion to their compensation. Participants may make contributions to the Plan on a salary reduction basis, and the Company may make matching contributions on behalf of each participant. A separate salary reduction account and matching employer contribution account are maintained for each participant. All contributions are paid to The Dreyfus Trust Company, as Trustee, to hold, invest and reinvest the funds. All accounts are vested at retirement, death or disability. Upon any other termination of employment, matching and discretionary contributions vest 20% a year for the first five years of service. Subject to certain restrictions and tax penalties, participants may borrow from or make early withdrawals from their salary reduction accounts.

RETIREMENT INCOME PLAN

     The Company's Retirement Income Plan (the "Pension Plan") covers approximately 700 participants. The Company, during fiscal year 1990, elected to freeze the Pension Plan as of December 31, 1988, which resulted in the freezing of maximum benefits available to employees covered by the Pension Plan as of December 31, 1988. Employees covered by the Pension Plan will continue to vest with the passage of time.

     The Pension Plan provides 100% vesting after five years of service. Normal retirement age is 65 and early retirement can be taken after age 55. A participant's benefits under the Pension Plan are based upon a maximum of 50% of his average earnings during the final five years of employment up to a maximum of $30,000, less 75% of his primary Social Security benefits, for 30 years or more of service. Benefits are reduced proportionately if the participant's actual years of service are less than 30. As a result of the freeze of benefits described above, these benefits were determined for each affected employee as if he or she terminated employment on December 31, 1988.

     The following named executive officers shall be entitled to receive the following annual benefits upon retirement at age 65: Leonard Genovese, $4,991; Herbert Kett, $5,172; Allan Patrick, $2,398; Jerome Stengel, $3,364; and Irwin Livon, $0. Because the Pension Plan was frozen, the benefits payable upon retirement to the named executive officers will not vary based on final compensation or additional years of service.

NON-QUALIFIED PENSION PLAN

     In addition, five key officers of the Company (Leonard Genovese, Herbert J. Kett, Allan Patrick, Jerome Stengel and Dominick Lettieri) participate in a non-qualified pension plan. The plan provides benefits at retirement equal to 50% of a participant's base salary with a maximum benefit of $50,000 per year for 10 years. This plan also provides life insurance on the individual officers, payable to the officers in an amount equal to five years base salary up to a maximum of $500,000. Because each of these five officers receives (and is expected to receive in future years) a base salary in excess of $100,000, each such officer is expected to receive at retirement the maximum benefits available under the non-qualified pension plan.

EMPLOYEE STOCK OWNERSHIP PLAN & TRUST

     On April 6, 1976, the Board of Directors of the Company approved the adoption of the ESOP for the benefit of all of its employees, including officers, who meet certain eligibility requirements, based primarily on age, length of service and number of hours worked. Under the ESOP, the Company may make contributions to a trust fund in cash or property, including shares of Class A Common Stock, in an amount to be determined annually by the Board of Directors. The Trustees of the trust fund will be directed to invest any funds received primarily in Class A Common Stock and to make distributions in the form of Class A Common Stock or cash to participants upon death, disability or retirement. In the event employment of a participant is terminated prior to death, disability or retirement, the number of shares of the ESOP he or she will be entitled to receive as a distribution will depend, in general, upon his or her length of service with the Company. A participant's share in the contribution for each year is determined by the ratio of his or her compensation (exclusive of any bonuses) to the aggregate compensation of all participants (exclusive of bonuses).

     For fiscal year 1997, the Board of Directors authorized a contribution of 10,000 shares of Class A Common Stock to the ESOP. On March 15, 1997, the ESOP held 414,786 shares of Class A Common Stock.

CERTAIN TRANSACTIONS

     During fiscal year 1997, the Company paid to Leonard Genovese and another member of the Genovese family, as Trustees under deeds of trust for the benefit of certain family members, an aggregate of $303,913 for facilities located in Long Island City, New York, under the terms of a lease which expires on July 31, 2010. During fiscal 1997 the Company paid to the Trustees an annual base rental of $241,500 and $62,413 for the payment of certain real estate taxes. The Company believes that the lease, when entered into, was made on terms no less favorable to the Company than could have been obtained from an unaffiliated person in a similar transaction.

CHANGE IN CONTROL AGREEMENTS

     The Company has entered into Severance Agreements with thirteen of its officers. The Agreements become effective only upon a Change in Control (as defined in the Agreements). If, after a Change in Control, the Executive's employment is terminated with rights to receive severance benefits, the Executive will be entitled to receive (i) a lump-sum severance payment equal to two times the sum of the highest base salary ever paid to the Executive and the highest incentive pay paid to the Executive in the three most recent calendar years, and (ii) employee benefits for a period of 24 months.

                               PERFORMANCE GRAPH

     The graph below compares the yearly percentage change in the cumulative total shareholder return on the Company's Class A Common Stock against the cumulative total return of the S&P 500 and a composite peer group for the period of five years commencing February 1, 1992 and ending January 31, 1997.

                 COMPARISON OF CUMULATIVE TOTAL RETURN FOR THE
                FIVE YEARS COMMENCING 2/1/92 AND ENDING 1/31/97

        MEASUREMENT PERIOD             GENOVESE DRUG                          COMPOSITE PEER
      (FISCAL YEAR COVERED)            STORES, INC.           S&P 500              GROUP
1/92                                               100                 100                 100
1/93                                                92                 111                 104
1/94                                               130                 125                 105
1/95                                               116                 125                 132
1/96                                               124                 174                 186
1/97                                               212                 220                 229

     The graph assumes that the value of the investment in the Class A Common Stock and each index was $100 on February 1, 1992 and that all dividends were reinvested.

     The peer group consists of the Company and the following drugstore chains:
Arbor Drugs, Inc., Drug Emporium, Inc., Longs Drug Stores Corp., Revco D.S., Inc., Rite Aid Corp. and Walgreen Co.

                          CERTIFIED PUBLIC ACCOUNTANTS

     The certified public accounting firm of Deloitte & Touche LLP was engaged as independent auditors by the Board for fiscal year 1997. The Board, on the recommendation of its Audit Committee, has retained Deloitte & Touche LLP to provide accounting services for fiscal year 1998. Deloitte & Touche LLP is expected to have representatives present at the 1997 Annual Meeting who will be available to respond to shareholders' questions and, if they desire, will have an opportunity to make any statement they consider appropriate.

                                   PROPOSAL 1

  PROPOSAL TO APPROVE AN AMENDMENT TO THE 1984 EMPLOYEE STOCK OPTION AND STOCK
                            APPRECIATION RIGHTS PLAN

DESCRIPTION OF PROPOSAL AND RECOMMENDED VOTE

     The Compensation Committee has adopted Amendment No. 6 to the 1984 Plan ("Amendment No. 6") subject to the approval of the shareholders of the Company. The text of Amendment No. 6 is appended hereto as Exhibit A.

     Amendment No. 6 makes two changes to the 1984 Plan. First, consultants to the Company may be selected to participate in the plan. At present, only employees or directors of the Company are eligible to receive grants of options under the plan. The proposed amendment would permit the Company to grant options to consultants who perform services for the Company. The Board of Directors of the Company believes that it would be in the interests of the shareholders of the Company to give certain consultants a financial interest that is aligned with the interest of shareholders.

     Second, the maximum annual award of stock options under the plan would be limited. At present, there is no limit to the number of options that may be granted to a single individual. The proposed amendment would limit to 250,000 the aggregate number of shares covered by options or stock appreciation rights that may be granted to any person in any one-year period. This change would satisfy one of the requirements of the performance based compensation plan exception to the loss of deduction rules under Section 162(m) of the Code. As discussed above, under Section 162(m), a public company will be denied federal income tax deductions for compensation paid to the company's chief executive officer and to its four other most highly compensated executive officers to the extent that the compensation paid to any individual exceeds $1,000,000 for a taxable year, unless such compensation qualifies for certain exceptions to the loss of deduction rules set forth in Section 162(m). An additional requirement of the performance based compensation plan exception to the loss of deduction rules is that the relevant plan must be approved by the shareholders of the public company. Accordingly, the Company is hereby seeking approval of the 1984 Plan, as amended, for purposes of Section 162(m). If the 1984 Plan, as amended, is approved by the Company's shareholders, awards under the 1984 Plan which otherwise satisfy the requirements of the performance based compensation plan exception to the loss of deduction rules will not be taken into account in determining whether any portion of an executive officer's compensation exceeds $1,000,000 or is non-deductible by the Company.

     The foregoing changes would be effective as of March 12, 1997. In all other respects, the current terms and conditions of the 1984 Plan would remain in effect.

     The Compensation Committee and Company management believe that amending the 1984 as proposed and approving the 1984 Plan, as amended, for purposes of
Section 162(m) of the Code will further the purpose of the 1984 Plan and is in the best interests of the Company and its shareholders.

     The affirmative vote of the majority of the votes entitled to be cast at the meeting is required for approval of Amendment No. 6 under Proposal 1. THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE APPROVAL OF THIS PROPOSAL.

DESCRIPTION OF 1984 PLAN

     The 1984 Plan provides for the granting of stock options or stock appreciation rights with respect to an aggregate of up to 1,450,000 shares (before adjustment in accordance with the antidilution provisions of the 1984
Plan) of the Company's Class A common stock, par value $1.00 per share ("Class A Stock"). The 1984

Plan includes provisions authorizing a Stock Option Plan Committee to administer the 1984 Plan, to grant stock options or stock appreciation rights thereunder, to construe and interpret the 1984 Plan, to define the terms used therein, to prescribe, amend and rescind rules and regulations relating to the 1984 Plan, and to make all other determinations necessary or advisable for the administration of the 1984 Plan. The Stock Option Plan Committee must consist of at least three disinterested, non-employee directors of the Company. The Compensation Committee of the Board of Directors serves as the Stock Option Committee under the 1984 Plan (the "Compensation Committee").

     Purpose. The purpose of the 1984 Plan is to encourage the acquisition of a proprietary interest in the Company by its directors, officers, and other key employees. Under Proposal 1 set forth in this Proxy Statement, the shareholders of the Company are being asked to consider a proposal to amend the 1984 Plan to provide, among other things, that consultants to the Company may be selected to participate in the plan.

     Adoption and Amendments. The 1984 Plan was approved by shareholders of the Company on June 4, 1984 to be effective as of March 16, 1984 and was to terminate automatically on March 16, 1994. The 1984 Plan was modified by an amendment approved by shareholders of the Company on June 6, 1988, which amendment authorized automatic, non-discretionary grants of stock options to directors of the Company under the 1984 Plan and increased the number of shares of Class A Stock authorized to be awarded under the 1984 Plan by 200,000 shares. The 1984 Plan was further modified by an amendment approved by shareholders of the Company on June 8, 1992, which amendment increased the number of shares of Class A Stock authorized to be awarded under the 1984 Plan by 250,000 shares and extended the term of the 1984 Plan from March 16, 1994 to March 16, 2004. The 1984 Plan was further modified by Amendment No. 3 approved by shareholders of the Company on June 13, 1994, which amendment made three changes to the 1984 Plan. First, the number of shares for which each non-employee director shall annually receive an option grant was increased from 500 to 2,000, subject to adjustment in accordance with the antidilution provisions of the 1984 Plan. Second, the requirement for the receipt of consideration from the recipients of stock options and stock appreciation rights under the plan was deleted. Third, participation in a cashless exercise program sponsored by Merrill Lynch was authorized. The 1984 Plan was further modified by Amendment No. 4 approved by shareholders of the Company on June 17, 1996, which amendment made two changes to the 1984 Plan. First, the number of authorized shares of Class A common stock that may be issued under the 1984 Plan was increased by 800,000 shares. Second, the term of existing options was extended from five to 10 years (subject to the consent of existing option holders), and the permissible term of future options (except certain incentive stock options) was extended from five to 10 years. The 1984 Plan was further modified by Amendment No. 5 approved by the Compensation Committee of the Board of Directors and the full Board of Directors on March 12, 1997, which amendment made one change to the 1984 Plan. The amendment modified the number of options that may be granted under the 1984 Plan to non-employees who are members of the Board of Directors. Prior to such amendment, non-employee directors automatically received an annual option grant to purchase 2,000 shares of Class A common stock. The amendment gave the Compensation Committee the authority to grant to each non-employee director an option to purchase such number of shares as the Board of Directors shall determine in its sole discretion. The amendment also eliminated the requirement that non-employee directors receive an option grant once each year.

     Persons Eligible. Such officers or other key employees of the Company as the Compensation Committee in its sole discretion may select are eligible to receive discretionary grants of stock options and stock appreciation rights under the 1984 Plan. In addition, the Compensation Committee has the authority to grant to each non-employee director an option to purchase such number of shares as the Board of Directors shall determine in its sole discretion. Under Proposal 1 set forth in this Proxy Statement, the shareholders of the Company are being asked to consider a proposal to amend the 1984 Plan to provide, among other things, that consultants to the Company may be selected to participate in the plan. There are approximately 90 officers and other key employees and 7 non-employee directors currently participating in the 1984 Plan.

     Shares Available. 1,518,058 shares of Class A Stock remain available for issuance and sale under the 1984 Plan, 614,417 of which are covered by stock options outstanding thereunder and 903,641 of which remain available for future grants; no stock appreciation rights have been granted under the 1984 Plan to date. The shares of Class A Stock that may be issued and sold under the 1984 Plan may be either treasury shares or authorized and unissued shares of such Class A Stock. The number of authorized shares of Class A Stock with respect to which stock options have been granted but not exercised is subject to adjustment if a stock dividend is declared and paid upon the issued and outstanding shares of common stock of the Company, or if such shares are split, combined, converted, exchanged, reclassified or in any way substituted for, or if the Company merges or consolidates with another corporation. In any such event, a stock option that has been granted and not exercised will entitle the holder of such stock option upon its future exercise to the number and kind of securities or other property subject to the terms of the stock option to which such holder would have been entitled had such holder actually owned the shares of Class A Stock subject to the unexercised portion of the stock option at the time of the occurrence of such stock dividend, split, combination, conversion, exchange, reclassification, substitution, merger or consolidation. If a stock appreciation right is granted, then, upon the occurrence of any of the foregoing events, the Compensation Committee in its sole discretion has the right to determine the amount of cash and/or the number of shares or other property subject to the terms of the stock appreciation right so that there will be no decrease or dilution (as determined by the Compensation Committee in its sole discretion) in the cash and/or the value of the shares or other property to which the holder of such stock appreciation right upon its payment is entitled by reason of such events.

     Awards. The Compensation Committee may grant options to purchase shares of Class A Stock to eligible directors, officers and other key employees of the Company in accordance with the terms and conditions of the 1984 Plan. Under Proposal 1 set forth in this Proxy Statement, the shareholders of the Company are being asked to consider a proposal to amend the 1984 Plan to provide, among other things, that consultants to the Company may be selected to participate in the plan. Such terms and conditions are described in detail in the 1984 Plan and are summarized below. The stock options granted under the 1984 Plan may be options that are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Code or options that are not intended to so qualify ("non-qualified options"). The Compensation Committee also may grant stock appreciation rights in accordance with the terms and conditions of the 1984 Plan. Such terms and conditions also are described in detail in the 1984 Plan and are summarized below. The stock appreciation rights granted under the 1984 Plan may be free-standing rights or rights that are granted in tandem with stock options. The form of stock options and stock appreciation rights granted under the 1984 Plan is determined from time to time by the Compensation Committee. An Option Certificate or Stock Appreciation Right Certificate is issued to each person to whom a stock option or stock appreciation right is granted. If a stock appreciation right is granted in tandem with a stock option, an Option Certificate, with appropriate modifications as determined by the Compensation Committee, is issued.

     Grants to Employees. The number of shares of Class A Stock subject to stock options or stock appreciation rights granted to any eligible officer or other key employee of the Company is determined by the Compensation Committee in its sole discretion. An individual who has been granted a stock option or stock appreciation right may be granted additional stock options or stock appreciation rights if the Compensation Committee so determines, even though stock options or stock appreciation rights previously granted to that individual remain outstanding.

     Grants to Non-Employee Directors. The Compensation Committee of the Board of Directors has the authority to grant to each non-employee director of the Company an option to purchase the number of shares of Class A Stock as determined by the full Board of Directors in its sole discretion. On March 12, 1997, each of the seven non-employee directors of the Company received a discretionary grant of an option to purchase 4,000 shares of Class A Common Stock.

     Duration of Options or Rights. The duration of each stock option or any stock appreciation right granted under the 1984 Plan is for such period as the Compensation Committee shall determine, but currently not more than ten years from the date of grant thereof. The duration of each tandem stock appreciation right is coextensive with the stock option pursuant to which it was granted and expires at the same time.

     Assignability of Stock Options. Stock options, stock appreciation rights and all rights thereunder granted under the 1984 Plan are not transferrable by the holder thereof other than by will or the laws of descent and distribution, and such stock option or stock appreciation right may be exercised during such holder's lifetime only by or on behalf of such holder.

     Price. The price per share of the shares of Class A Stock to be purchased pursuant to the exercise of a stock option and the price per share of the shares of Class A Stock subject to a non-tandem stock appreciation right must be not less than one hundred percent (100%) (110% in the case of incentive stock options granted to certain 10% shareholders) of the closing sale price of a share of Class A Stock on the stock exchange on which the shares of Class A Stock are then primarily listed and traded for such relevant date, or if there have been no sales on such exchange on the relevant date, the closing sale price on the last preceding day upon which a sale took place, or if the shares of Class A Stock are not listed, the average of the high and low bid prices in the domestic over-the-counter market on the relevant date (the "Fair Market Value"), as determined by the Compensation Committee, of a share of Class A Stock of the Company on the date of grant of such stock option or stock appreciation right. The price per share of the shares of Class A Stock subject to a tandem stock appreciation right must be the same as the price per share of the shares of Class A Stock to be purchased pursuant to the exercise of the stock option underlying such tandem stock appreciation right.

     Exercise of Stock Options or Stock Appreciation Rights. Stock options and non-tandem stock appreciation rights are exercisable in whole or in part at such time and upon such terms and conditions as the Compensation Committee shall determine. A stock option or any stock appreciation right may be exercised by delivery of a duly signed notice in writing specifying the number of shares of Class A Stock with respect to which such exercise occurs, together with the Option Certificate or Stock Appreciation Right Certificate, and in the case of the exercise of a stock option, the full purchase price of the shares of Class A Stock to be purchased pursuant to such exercise, to the Chairman of the Board or an officer of the Company appointed by the Chairman of the Board for the purpose of receiving the same; provided, however, that no stock option or stock appreciation right granted pursuant to the 1984 Plan may be exercised at any time when the exercise thereof violates any law or governmental order or regulation. Payment for the shares of Class A stock purchased pursuant to the exercise of a stock option must be made in full at the time of the exercise of the stock option by any one or more of the following methods: in cash; by check payable to the order of the Company; by delivery to the Company of shares of Class A Stock which will be valued at their Fair Market Value on the date of exercise of the stock option; by participation in a cashless exercise program maintained by the Company and a registered broker-dealer or by any other method acceptable to the Compensation Committee and counsel to the Company, including loans, advances and guarantees of loans by the Company.

     Special Rules Applicable to Stock Appreciation Rights. A stock appreciation right may be granted by the Compensation Committee to an eligible officer or other key employee as a free-standing right or may be granted in tandem with all or any part of a stock option granted under the 1984 Plan at the time of the grant of such stock appreciation right. Subject to the provisions set forth below, upon the exercise of a stock appreciation right granted in tandem with a stock option, the holder thereof may surrender the stock option, or any applicable portion thereof, to the extent then exercisable but unexercised and receive cash or shares of Class A Stock or any combination thereof as determined by the Compensation Committee pursuant to the 1984 Plan. Such stock option will, to the extent surrendered, thereupon cease to be exercisable.

     A stock appreciation right is subject to the following terms and conditions and to such other terms and conditions as may from time to time be approved by the Compensation Committee:

          (a) A tandem stock appreciation right is exercisable at such time or times and to such extent, but only to the extent, that the stock option to which it relates is exercisable. A tandem stock appreciation right is not transferrable or assignable separately from the stock option to which it relates and the exercise or expiration of such stock option will terminate the related stock appreciation right.

          (b) The exercise by the holder of a stock appreciation right may be made in writing to the Chairman of the Board or an officer of the Company appointed by the Chairman of the Board for the purpose of receiving the same, specifying whether such holder desires cash or shares of Class A Stock or any combination thereof. Such request will be subject to the absolute right of the Compensation Committee to substitute stock for cash or cash for stock as set forth in subparagraph (d) below. An exercise by an officer, director or ten percent (10%) shareholder of the Company electing a full or partial settlement for cash must be received in writing during the period beginning on the third business day next following the date of release by the Company of quarterly or annual financial data and ending on the twelfth business day following such date of release.

          (c) Upon the exercise of a stock appreciation right, the holder thereof will be entitled to receive from the Company the difference between
     (i) the price per share under such stock appreciation right determined in accordance with the section entitled "Price" above, and (ii) the Fair Market Value on the date of exercise of one share of Class A Stock, multiplied by the number of rights with respect to which such stock appreciation right is exercised. For purposes of this subparagraph, Fair Market Value will be determined by the Compensation Committee as of the date of exercise of the stock appreciation right.

          (d) Notwithstanding any provision to the contrary herein, the Compensation Committee may, under such terms and conditions as it deems appropriate, accept the exercise of a stock appreciation right and authorize payment to be made in cash or shares of Class A Stock or any combination thereof. Shares of Class A Stock will be valued at Fair Market Value as determined by the Compensation Committee as of the date of exercise of the stock appreciation right.

     If the Compensation Committee decides to pay cash upon the exercise of a stock appreciation right, the Compensation Committee has the discretion to make such cash payments over a period of time, such period not to exceed five years from the date of exercise, plus interest at a rate to be determined by the Compensation Committee from the date of exercise. Shares of Class A Stock with respect to which a non-tandem stock appreciation right is exercised will be charged against the maximum number of shares which may be subject to stock options or non-tandem stock appreciation rights under the 1984 Plan notwithstanding that payment upon the exercise of such stock appreciation right is made in whole or in part in cash.

     Tax Withholding. In the event that a director, officer or other key employee elects to exercise a stock option or stock appreciation right, or any part thereof, pursuant to the 1984 Plan, and if the Company is required to withhold any amounts under any federal, state or local tax rules or regulations by reason of the issuance of shares of Class A Stock and/or cash to such holder, the Company is entitled to deduct and withhold such amounts from any cash payments to be made to such holder. In any event, such holder must make available to the Company, promptly when required, sufficient funds to meet the requirements of such tax withholding obligation, and the Compensation Committee is entitled to take and authorize such steps as it may deem advisable in order to have such funds available to the Company when required.

     Issuance of Shares and Compliance With Securities Act. Within a reasonable time after the due exercise of a stock option or stock appreciation right, the Company will cause to be delivered to the holder thereof a certificate for the shares of Class A Stock issuable and/or the cash payable pursuant to the exercise of the stock option or stock appreciation right together with either
(i) an Option Certificate or Stock Appreciation Right Certificate for a number of shares of Class A Stock, equivalent to the difference between the number of shares as to which the stock option and/or stock appreciation right had not been exercised immediately prior to the time of the exercise of the stock option or stock appreciation right and the number of shares with respect to which the stock option or stock appreciation right was so exercised, or (ii) the original Option Certificate or Stock Appreciation Right Certificate endorsed to give effect to the partial exercise thereof. The Company may postpone the issuance and delivery of shares of Class A Stock upon any exercise of a stock option or stock appreciation right until (a) the admission of such shares to listing on any stock exchange on which shares of the same class are then listed and (b) the completion of such registration or other qualification of such shares under any state or federal law, rule or regulation as the Company shall determine to be necessary or advisable. Any person exercising a stock option or stock appreciation right must make such representations (including representations to the effect that such person will not dispose of such shares of Class A Stock in violation of the Federal securities laws, if required by the Company) and furnish such information as may in the opinion of counsel to the Company be appropriate to permit the Company, in the light of the then existence or nonexistence of an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to such shares, to issue the shares in compliance with the provisions of that or any comparable act. The Company may place an appropriate legend on any certificate evidencing the shares of Class A Stock and may issue stop transfer instructions in respect thereof. Nothing herein, however, will be deemed to require that the Company file or amend a registration statement under the Securities Act.

     Termination of Options. Notwithstanding any other provisions of the 1984 Plan, any stock option or stock appreciation right not exercised within the period fixed for such exercise will expire and become void and of no effect.

     Termination of Employment. Any unexercised stock option or stock appreciation right held by an officer or other key employee will terminate forthwith at the close of business on the fourteenth business day

                                               As amended through March 12, 1997

                           GENOVESE DRUG STORES, INC.

                           1984 EMPLOYEE STOCK OPTION
                       AND STOCK APPRECIATION RIGHTS PLAN


            Section 1. Statement of Policy. The Board of Directors of Genovese Drug Stores, Inc. believes that it would be in the best interest of the Company to adopt an Employee Stock Option and Stock Appreciation Rights Plan in order to encourage the acquisition of a proprietary interest in the Company by employees of the Company. The Plan will provide a means whereby such employees may purchase shares of the Common Stock of the Company pursuant to options or stock appreciation rights granted subject to the conditions hereinafter provided.

            Section 2. Definitions. When used in this Plan, unless the context otherwise requires:

            (a) Board of Directors. "Board of Directors" shall mean the Board of Directors of the Company as constituted from time to time.

            (b) Committee. "Committee" shall mean the Stock Option Plan Committee described in Section 3.

            (c) Company. "Company" shall mean Genovese Drug Stores, Inc., a Delaware corporation.

            (d) Fair Market Value. "Fair Market Value" shall mean for a Share on any particular date the closing sales price of a Share on the stock exchange on which the Shares are then primarily listed and traded, or if there shall have been no sales on such exchange on the relevant date, the closing sales price on the last preceding day upon which a sale took place, or if the Shares shall not be listed, the average of the high and low bid prices in the domestic over-the-counter market on the relevant date.

            (e) Options. "Options" shall mean the Options to purchase shares granted pursuant to the Plan.

            (f) Plan. "Plan" shall mean the 1984 Employee Stock Option and Stock Appreciation Rights Plan authorized by the Board of Directors at its meeting held on March 16, 1984 as such Plan may be amended from time to time as herein provided.

            (g) Share. "Share" shall mean a share of Common Stock of the Company.

            (h) Stock Appreciation Rights. "Stock Appreciation Rights" shall mean the Stock Appreciation Rights granted pursuant to Section 15 of the Plan, and shall include Stock Appreciation Rights issued in tandem with an Option and nontandem Stock Appreciation Rights.

            Section 3. Stock Option Plan Committee.

            (a) The Plan shall be administered by a Committee which shall consist of at least three outside members of the Board of Directors who shall be selected by the Board of Directors. Any member of the Committee may be removed at any time with or without cause by the Board of Directors. If a member of the Committee for any reason shall cease to serve, the vacancy shall be filled by the Board of Directors. The Chairman of the Committee shall be designated by the Board of Directors.

            (b) Subject to the provisions of the Plan, the Committee shall have the authority to construe and interpret the Plan, to define the terms used therein, to prescribe, amend and rescind rules and regulations relating to the Plan, to approve and determine the duration of leaves of absence which may be granted to participants without constituting a termination of their employment for the purposes of the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. All determinations and interpretations made by the Committee shall be binding and conclusive on all participants in the Plan and on their legal representatives and beneficiaries.

            Section 4. Meetings.

            (a) Meetings of the Committee may be called at any time by the Board of Directors or the Chairman of the Committee and shall be called on written request of any two (2) members of the Committee, provided that meetings may be held at any time without notice if all the members of the Committee are present, or if at any time before or after the meeting those not present waive notice of the meeting in writing. When practicable, at least one (1) day's notice of meeting shall be given in person or by telephone, letter, telegram or telex.

            (b) At meetings of the Committee the presence of a majority of the members of the Committee at the time of such meeting shall be necessary to constitute a quorum. Any act of a majority present at a meeting at which there is a quorum shall be the act of the Committee. Action may be taken by the Committee without a meeting if a written consent thereto is signed by all the members of the Committee and such written consent is filed with the minutes of proceedings of the Committee. Members of the Committee may participate in meetings of the Committee by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

            Section 5. Shares Available. The Committee may, but shall not be required to, grant in accordance with the Plan, Options or non-tandem Stock Appreciation Rights with respect to not more than 1,450,000 Shares which may either be treasury Shares or authorized but unissued Shares. The number of Shares with respect to which Options or Stock Appreciation Rights have not been granted or with respect to which Options or Stock Appreciation Rights have expired or terminated shall be subject to adjustment pursuant to the provisions of Section 20 herein. If any Options or Stock Appreciation Rights shall expire or terminate for any reason without having been exercised in full, Options or non-tandem Stock Appreciation Rights for the unpurchased Shares or unexercised Rights subject thereto may again be granted under the Plan; provided, however, that to the extent a Stock Appreciation Right granted in tandem with an Option is exercised, such Option shall be deemed to have been exercised and the Shares which otherwise would have been issued upon the exercise of such Option shall not be subject to the grant of any additional Options or non-tandem Stock Appreciation Rights.

            Section 6. Time of Granting of Options or Stock Appreciation Rights. Options and/or Stock Appreciation Rights may be granted by the Committee pursuant to this Plan up to and including March 16, 2004.

            Section 7. Persons Eligible. Persons eligible to receive discretionary Options or Stock Appreciation Rights shall be such employees of, or consultants to, the Company as the Committee shall select in its sole discretion. In addition, non-employee members of the Board of Directors shall be eligible to receive nondiscretionary Options as provided herein.

            Section 8. Number of Shares to be Optioned. The number of Shares to be optioned or subject to Stock Appreciation Rights granted to any eligible personnel shall be determined by the Committee in its sole discretion. Notwithstanding the foregoing, (i) each fiscal year of the Company, the Committee may grant to each non-employee who is then a member of the Board of Directors options to purchase such number of Shares as the full Board of Directors shall determine in its sole discretion, and (ii) the aggregate number of Shares covered by Options or Stock Appreciation Rights granted to any person shall not exceed 250,000 in any one-year period. An employee who has been granted an Option or Stock Appreciation Right may be granted additional Options or Stock Appreciation Rights if the Committee shall so determine.

            Section 9. Form of Options and Rights. The form of Options and Stock Appreciation Rights shall be as determined from time to time by the Committee. An Option Certificate or Stock

Appreciation Right Certificate signed by the Chairman of the Board or the President or a Vice President, attested by the Treasurer or Assistant Treasurer, or Secretary of Assistant Secretary of the Company and having the seal of the Company so affixed thereto shall be issued to each person to whom an Option or Stock Appreciation Right is granted. If a Stock Appreciation Right is granted in tandem with an Option, an Option Certificate, with appropriate modifications as determined by the Committee, shall be issued.

            Section 10. Duration of Options or Rights. The duration of each Option or any Stock Appreciation Right granted hereunder shall be for such period as the Committee shall determine, but not more than (i) five years from the date of grant thereof in the case of an Option which is intended to constitute an incentive stock option within the meaning of section 422 of the Internal Revenue Code of 1986, as amended, and which is granted to an individual who owns (at the time such Option is granted) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation, or (ii) 10 years from the date of grant thereof in the case of any other Option or Stock Appreciation Right.

            Section 11. Assignability of Options. Options, Stock Appreciation Rights and all rights thereunder granted under this Plan, shall not be transferable by the holder thereof otherwise than by will or the laws of descent and distribution, and such Option or Stock Appreciation Right may be exercised during the holder's lifetime only by or on behalf of the holder thereof.

            Section 12. Price. The price per share of the Shares to be purchased pursuant to the exercise of an Option and the price per share of the Shares subject to a non-tandem Stock Appreciation Right shall not be less than one hundred percent (100%) of the Fair Market Value, as determined by the Committee, of a Share of the Company on the date of grant of the Option or Stock Appreciation Right. The price per Share of the shares subject to a tandem Stock Appreciation Right shall be the same as the price per share of the Shares to be purchased pursuant to the exercise of the Option underlying such tandem Stock Appreciation Right.

            Section 13. (Reserved).

            Section 14. Exercise of Options or Rights. Options and non-tandem Stock Appreciation Rights shall be exercisable in whole or in part at such time and upon such terms and conditions as the Committee shall determine, but not sooner than approval of this Plan by the stockholders of the Company. An Option or any Stock Appreciation Right shall be exercised by delivery of a duly signed notice in writing specifying the number of Shares with respect to which such exercise occurs, together with the Option or Right Certificate, and in the case of the exercise of an

Option, the full purchase price of the Shares to be purchased pursuant to such exercise, to the Chairman of the Board or an officer of the Company appointed by the Chairman of the Board for the purpose of receiving the same; provided, however, that no Option or Stock Appreciation Right granted pursuant to the Plan may be exercised at any time when the exercise thereof violates any law or governmental order or regulation. Payment for the Shares purchased pursuant to the exercise of an Option shall be made in full at the time of the exercise of such Option by any one or more of the following methods: in cash; by check payable to the order of the Company; by the delivery to the Company of Shares which shall be valued at their Fair Market Value on the date of exercise of the Option, by participation in the stock option exercise program established pursuant to the Corporate Stock Option Exercise Program Agreement by and between the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated, or by any other method acceptable to the Committee and counsel for the Company, including loans, advances and guarantees of loans by the Company.

            Section 15. Stock Appreciation Rights.

            (a) A Stock Appreciation Right may be granted by the Committee to an eligible person or may be granted by the Committee in tandem with all or any part of an Option granted under this Plan at the time of the grant of such Option.

            (b) Subject to the provisions set forth below, upon the exercise of a Stock Appreciation Right granted in tandem with an Option, the holder thereof shall surrender the Option, or any applicable portion thereof, to the extent then exercisable but unexercised and receive a number of Shares or cash, or cash and Shares as determined by the Committee pursuant to subparagraphs (ii) and
(iii) of paragraph (c) of this Section 15. Such Options shall, to the extent surrendered, thereupon cease to be exercisable.

            (c) A Stock Appreciation Right shall be subject to the following terms and conditions and to such other terms and conditions as shall from time to time be approved by the Committee:

                  (i) A Tandem Stock Appreciation Right shall be exercisable at such time or times and to such extent, but only to the extent, that the Option to which they relate shall be exercisable. A Tandem Stock Appreciation Right shall not be transferable or assignable separately from the Option to which it relates and the exercise or expiration of such Option shall terminate the related Stock Appreciation Right.

                  (ii) The exercise by the holder of a Stock Appreciation Right shall be made in writing to the Chairman of the Board or an officer of the Company appointed by the Chairman of the Board for the purpose of receiving the same, specifying whether the holder thereof desires cash or Shares or a combination thereof. Such request shall be subject to the absolute right of the Committee to substitute stock for cash or cash for stock as set forth in Section 15(c)(iv) hereof. An exercise by an officer, director or 10% shareholder electing a full or partial settlement for cash must be received in writing during the period beginning on the third business day next following the date of release by the Company of quarterly or annual financial data and ending on the twelfth business day following such date of release.

                  (iii) Upon the exercise of a Stock Appreciation Right, the holder thereof shall be entitled to receive from the Company the difference between (x) the price per share under the Stock Appreciation Right determined in accordance with Section 12 hereof, and (y) the Fair Market Value on the date of exercise of one Share, multiplied by the number of rights in respect to which the Stock Appreciation Right shall have been exercised. For purposes of this subparagraph, Fair Market Value shall be determined by the Committee as of the date of exercise of the Stock Appreciation Right.

                  (iv) Notwithstanding any provision to the contrary herein, the
            Committee may, under such terms and conditions as it deems appropriate, accept the exercise of a Stock Appreciation Right and authorize payment to be made in Shares, or in cash, or partly in such Shares and partly in cash. Shares shall be valued at Fair Market Value as determined by the Committee as of the date of exercise of the Stock Appreciation Right.

            (d) If the Committee decides to pay cash upon the exercise of a Stock Appreciation Right, the Committee shall have the discretion to make such cash payments over a period of time, such period not to exceed 5 years from the date of exercise, plus interest at a rate to be determined by the Committee from the date of exercise.

            (e) Shares with respect to which a non-tandem Stock Appreciation Right shall be exercised shall be charged against the maximum number of Shares which may be subject to Options or non-tandem Stock Appreciation Rights under this Plan notwithstanding that payment upon the exercise of such Stock Appreciation Right is made in whole or in part in cash.

            Section 16. Tax Withholding. In the event that a holder elects to exercise his Option or Stock Appreciation Right, or any part thereof, pursuant to Section 14 or 15 hereof and if the Company shall be required to withhold any amounts by reason of any federal, state or local tax rules or regulations by reason of the issuance of Shares and/or cash to the holder, the Company shall be entitled to deduct and withhold such amounts from any cash payments to be made to the holder. In any event, the holder shall make available to the Company, promptly when required, sufficient funds to meet the requirements of such withholding, and the Committee shall be entitled to take and authorize such steps as it may deem advisable in order to have such funds available to the Company when required.

            Section 17. Issuance of Shares and Compliance With Securities Act. Within a reasonable time after the due exercise of an Option or Stock Appreciation Right, the Company shall cause to be delivered to the employee a certificate for the Shares issuable and/or the cash payable pursuant to the exercise of the Option or Stock Appreciation Right together with either (i) an Option and/or Right certificate for a number of Shares equivalent to the difference between the number of Shares as to which the Option and/or Stock Appreciation Right had not been exercised immediately prior to the time of the exercise of the Option or Stock Appreciation Right and the number of shares with respect to which the Option or Stock Appreciation Right was so exercised, or
(ii) the original Option or Right certificate endorsed to give effect to the partial exercise thereof. The Company may postpone the issuance and delivery of Shares upon any exercise of an Option or Stock Appreciation Right until (a) the admission of such Shares to listing on any stock exchange on which Shares of the same class are then listed and (b) the completion of such registration or other qualification of such Shares under any state or federal law, rule or regulation as the Company shall determine to be necessary or advisable. Any person exercising an Option or Stock Appreciation Right shall make such representations (including representations to the effect that such person will not dispose of such Shares in violation of the Federal Securities laws, if required by the Company) and furnish such information as may in the opinion of counsel for the Company be appropriate to permit the Company, in the light of the then existence or nonexistence of an effective Registration Statement under the Securities Act of 1933, as from time to time amended, with respect to such Shares, to issue the shares in compliance with the provisions of that or any comparable act. The Company may place an appropriate legend on any certificate evidencing the Shares and may issue stop transfer instructions in respect thereof. Nothing herein shall be deemed to require that the Company file or amend a Registration Statement.

            Section 18. Termination of Options. Notwithstanding any other provisions of this Plan, any Option or Stock Appreciation Right not exercised within the period fixed for such exercise shall expire and become void and of no effect.

            Section 19. Termination of Employment. Any unexercised Option or Stock Appreciation Right shall terminate forthwith at the close of business on the fourteenth business day after cessation or termination for any reason of the holder's employment by the Company. Notwithstanding the foregoing, (a) if the cessation of employment is due to retirement on or after attaining the age of sixty-five (65) years or to disability (to an extent and in a manner as shall be determined by the Committee in its sole discretion), the holder shall have the privilege within the remaining period of the Option or Stock Appreciation Right, or within three months of such holder's cessation of employment, whichever is the shorter period, of exercising the unexercised Options or Stock Appreciation Rights which such holder could have exercised at the time of such cessation of employment,
(b) if the cessation of employment is due to death, or if death occurs within three months of the holder's cessation of employment by reason of retirement or disability, as aforesaid, the legal representatives of the estate of the holder or a specific legatee under a will or distributees in intestacy, after distribution of the Options or Stock Appreciation Rights to said legatee or distributees shall have the privilege within the remaining period of the Option or Stock Appreciation Right or within three months of such holder's cessation of employment, whichever is shorter, of exercising the unexercised Options or Stock Appreciation Rights which the holder could have exercised at the time of such death, (c) if the employment of any holder with the Company shall be terminated because of such holder's violation of his or her duties with the Company (the existence of which violation shall be conclusively determined by the Committee in its sole discretion), all unexercised Options or Stock Appreciation Rights of such holder shall terminate immediately upon the termination of the holder's employment with the Company and a holder whose employment with the Company is so terminated shall have no right after such termination to exercise any unexercised Option or Stock Appreciation Right which such holder might have exercised prior to the termination of such employment with the Company, and (d) the Committee shall have the right in any specific case upon the grant of the Option or Stock Appreciation Right to provide any other rule or method for termination of the Option or Stock Appreciation Right upon termination of employment as the Committee shall deem proper and appropriate in the circumstance.

            Nothing contained herein or in any Option or Stock Appreciation Right certificate shall be construed to confer upon any employee any right to be continued in the employ of the Company or derogate from any right of the Company to retire, request the resignation of or discharge such employee, at any time, with or without cause.

            Section 20. Adjustment of Shares. If prior to the complete exercise of any Option there shall be declared and paid a stock dividend upon the Shares of the Company or if the Shares shall be split, combined, converted, exchanged, reclassified or in any way substituted for, or if the Company shall merge or consolidate with another corporation, then in any such event, the Option, to the extent that it has not been exercised, shall entitle the holder upon its future exercise to such number and kind of securities or other property subject to the terms of the Option to which the holder would have been entitled had such holder actually owned the Shares subject to the unexercised portion of the Option at the time of the occurrence of such stock dividend, split, combination, conversion, exchange, reclassification, substitution, merger or consolidation.

            In addition to the adjustment provided for in the preceding paragraph, if a Stock Appreciation Right has been granted, then, upon the occurrence of any of the events referred to in said paragraph, the Committee in its sole discretion shall have the right to determine the amount of cash and/or the number of Shares or other property to which the holder of such Stock Appreciation Right shall be entitled upon its payment so that there shall be no decrease or dilution (as determined by the Committee in its sole discretion) in the cash and/or the value of the Shares or other property to which the holder of such Stock Appreciation Right upon its payment shall be entitled by reason of such events.

            Section 21. Amendment by the Board of Directors or the Committee. Except as provided in Section 22, the Board of Directors or the Committee may at any time withdraw or from time to time amend the Plan and the terms and conditions of any Options or Stock Appreciation Rights not theretofore granted, and the Board of Directors or the Committee, with the consent of the affected holder of an Option or Stock Appreciation Right, may at any time withdraw or from time to time amend the Plan and the terms and conditions of any Options or Stock Appreciation Rights which have been theretofore granted.

            Section 22. Amendments Requiring Stockholder Approval. Notwithstanding the provisions of Section 21, any amendment to the Plan which changes the option price as set forth in Section 12 hereof or changes the method of computation of the amount payable upon exercise of a Stock Appreciation Right pursuant to Section 15(c)(iii) or changes the categories of individuals eligible to receive Options or Stock Appreciation Rights under the Plan shall not be effective unless approved by the holders of a majority of the stock of the Company present, or represented by proxy, and entitled to vote thereon at a meeting called for such purpose within twelve (12) months after the adoption of such amendment by the Board of Directors.

            Section 23. Effectiveness of the Plan. The effectiveness of this Plan is subject to its approval by the stockholders of the Company within one
(1) year from March 16, 1984 except that this Plan shall be effective on and after March 16, 1984, to permit the granting of Options and Stock Appreciation Rights hereunder during said one (1) year period. In the event this Plan is not approved by the stockholders of the Company as aforesaid, any Options or Stock Appreciation Rights granted within said one (1) year period shall be deemed void and of no force or effect.

after cessation or termination for any reason of such holder's employment by the Company. Notwithstanding the foregoing, if the cessation of employment is due to retirement on or after attaining the age of sixty-five (65) years, disability or death, or if death occurs within three months of such holder's cessation of employment by reason of retirement or disability, as aforesaid, such holder or the legal representatives of the estate of such holder or a specific legatee under a will or the distributees in intestacy, after distribution of the stock options or stock appreciation rights to said legatee or distributees, shall have the privilege within the remaining period of the stock option or stock appreciation right or within three months of such holder's cessation of employment, whichever is shorter, of exercising the unexercised stock options or stock appreciation rights which such holder could have exercised at the time of such cessation of employment. If the employment with the Company of any officer or other key employee is terminated because of such officer's or other key employee's violation of his or her duties with the Company, all unexercised stock options or stock appreciation rights held by such officer or other key employee will terminate immediately upon the termination of such holder's employment with the Company. The Compensation Committee has the right in any specific case upon the grant of the stock option or stock appreciation right to provide any other rule or method for termination of the stock option or stock appreciation right upon termination of employment as the Compensation Committee deems proper and appropriate under the circumstances.

     Amendment by the Board of Directors or the Compensation Committee. Subject to the provisions of the following paragraph, the Board of Directors or the Compensation Committee may at any time withdraw or from time to time amend the 1984 Plan and the terms and conditions of any stock options or stock appreciation rights not theretofore granted, and the Board of Directors or the Compensation Committee, with the consent of the affected holder of a stock option or stock appreciation right, may at any time withdraw or from time to time amend the 1984 Plan and the terms and conditions of any stock appreciation rights which have been theretofore granted.

     Amendments Requiring Stockholder Approval. Notwithstanding the provisions of the preceding paragraph, any amendment to the 1984 Plan which changes the option price as set forth in the 1984 Plan, or changes the method of computation of the amount payable upon exercise of a stock appreciation right pursuant to the 1984 Plan, or changes the directors, officers or other key employees eligible to receive stock options or stock appreciation rights under the 1984 Plan will not be effective unless approved by the holders of a majority of the common stock of the Company present, or represented by proxy, and entitled to vote thereon at a meeting called for such purposes within twelve months after the adoption of such amendment by the Board of Directors or the Compensation Committee.

     Plan Benefits. Set forth in the table below are the number of stock options that were granted under the 1984 Plan during the Company's last completed fiscal year, and the number of stock options that have been granted under the 1984 Plan to date, to (i) each of the named executive officers, (ii) all current executive officers as a group, (iii) all current non-employee directors as a group, and (iv) all current non-executive officer employees as a group. The amounts shown (a) include options granted by the Compensation Committee on March 12, 1997, and (b) do not include options granted to executive officers who have terminated employment.

                                                                  NUMBER OF STOCK
                                                                  OPTIONS GRANTED   NUMBER OF STOCK
                                                                    DURING LAST     OPTIONS GRANTED
                       NAME AND POSITION                            FISCAL YEAR         TO DATE
----------------------------------------------------------------  ---------------   ---------------
Leonard Genovese, President and Chief Executive Officer.........        8,690           115,435
Allan Patrick, Executive Vice President.........................        6,600            84,907
Herbert Kett, Vice Chairman.....................................        4,510            71,211
Irwin Livon, Vice President.....................................        4,400            31,400
Jerome Stengel, Vice President and Treasurer....................        4,400            57,800
All Current Executive Officers as a Group.......................       57,200           613,423
All Current Non-Employee Directors as a Group...................       13,200           112,227
All Current Non-Executive Officer Employees as a Group..........       40,590           282,636

     No incentive stock options or stock appreciation rights have been granted under the 1984 Plan to date. Stock options to purchase 129,256 shares of Class A common stock granted under the 1984 Plan were exercised during the Company's last completed fiscal year. The number of stock options or stock appreciation rights that will be granted under the 1984 Plan to the above-named individuals and groups in the future is not determinable at this time.

     Market Value of Securities Underlying Stock Options. The last sale price of Class A Common Stock as reported on the American Stock Exchange on April 21, 1997 was $12.875 per share.

     Federal Income Tax Consequences. The following is a brief summary of certain of the federal income tax consequences of certain transactions under the 1984 Plan based on federal income tax laws in effect on January 1, 1997. This summary is not intended to be exhaustive and does not describe state or local tax consequences.

     (a) Tax Consequences to Participants.

          Non-qualified Stock Options. In general: (i) no income will be recognized by a holder of a non-qualified stock option at the time such stock option is granted; (ii) at the time of exercise of a non-qualified stock option, ordinary income will be recognized by the holder thereof in an amount equal to the difference between the option price paid for the shares of Class A Stock and the Fair Market Value of such shares if they are not restricted on the date of exercise; and (iii) at the time of sale of shares of Class A Stock acquired pursuant to the exercise of a non-qualified stock option, any appreciation (or depreciation) in the value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) to the holder thereof, depending on how long such shares have been held.

          Stock Appreciation Rights. No income will be recognized by the holder of a stock appreciation right in connection with the grant of such stock appreciation right. When a stock appreciation right is exercised, the holder thereof normally will be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of any cash, and the Fair Market Value of any nonrestricted shares of Class A Stock, received pursuant to such exercise.

          Special Rules Applicable to Officers and Directors. In limited circumstances where the sale of Class A Stock that is received as the result of a grant of an award could subject an officer or director to suit under Section 16(b) of the Exchange Act, the tax consequences to such officer or director may differ from the tax consequences described above. In these circumstances, unless a special election has been made, the principal difference usually will be to postpone valuation and taxation of the Class A Stock received so long as the sale of the stock received could subject such officer or director to suit under Section 16(b) of the Exchange Act, but not longer than six months.

     (b) Tax Consequences to the Company. To the extent that a director, officer or other key employee recognizes ordinary income in the circumstances described above, the Company will be entitled to a corresponding deduction provided that, among other things, (i) the income meets the test of reasonableness, is an ordinary and necessary business expense and is not an "excess parachute payment" within the meaning of Section 280G of the Code, and
(ii) any applicable withholding obligations are satisfied.

                  OTHER MATTERS RELATING TO THE ANNUAL MEETING

     As of the date of this Proxy Statement, the Board knows of no business other than that described above to be presented for action at the 1997 Annual Meeting, but it is intended that all proxies will be exercised in accordance with the best judgment of their holders upon any other matters and/or proposals that may properly come before the meeting of the assembled shareholders, or at any adjournment thereof, in accordance with the direction of the persons named therein.

                 SHAREHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

     Any proposal which a holder of Common Stock intends to present at the 1998 Annual Meeting of Shareholders must be received by the Secretary of the Company, at 80 Marcus Drive, Melville, New York 11747, no later than the close of business on January 2, 1998. Reference is made to Rule 14a-8 under the Exchange Act for information concerning the content and form of such proposal and the manner in which such proposal must be made.

                             ADDITIONAL INFORMATION

     The Company's Annual Report, including certain financial statements, is being mailed concurrently with the Notice and Proxy Statement to all persons who were shareholders of record at the close of business on April 23, 1997, which is the record date for voting purposes. The Annual Report does not constitute a part of the proxy soliciting material.

     Upon the written request of any shareholder, the Company will provide, without charge, a copy of the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 1997. Written requests for such report should be directed to the Secretary of the Company, 80 Marcus Drive, Melville, New York 11747.

                                          By Order of the Board of Directors,

                                          DONALD W. GROSS
                                          Secretary

May 7, 1997.

                                                                       EXHIBIT A

                           GENOVESE DRUG STORES, INC.

         1984 EMPLOYEE STOCK OPTION AND STOCK APPRECIATION RIGHTS PLAN

                                AMENDMENT NO. 6

     Pursuant to section 22 of the Genovese Drug Stores, Inc. 1984 Employee Stock Option and Stock Appreciation Rights Plan (the "1984 Plan"), the 1984 Plan is hereby amended as follows:

     1. The first sentence of Section 7 of the 1984 Plan is amended to read as follows:

     "Persons eligible to receive discretionary Options or Stock Appreciation Rights shall be such employees of, or consultants to, the Company as the Committee shall select in its sole discretion."

     2. The second sentence of Section 8 of the 1984 Plan is amended to read as follows:

     "Notwithstanding the foregoing, (i) each fiscal year of the Company, the Committee may grant to each non-employee who is then a member of the Board of Directors options to purchase such number of Shares as the full Board of Directors shall determine in its sole discretion, and (ii) the aggregate number of Shares covered by Options or Stock Appreciation Rights granted to any person shall not exceed 250,000 in any one-year period."

     3. The foregoing amendments shall be effective as of March 12, 1997, subject to the approval of such amendments by the shareholders of Genovese Drug Stores, Inc.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF SHAREHOLDERS OF GENOVESE DRUG STORES, INC.

       The undersigned shareholder of Genovese Drug Stores, Inc. does hereby nominate and appoint Leonard Genovese and Donald W. Gross, or either of them, as true and lawful attorneys and proxies of the undersigned with power of substitution, to vote as designated below all shares of Common Stock of said Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders of said Company at 80 Marcus Drive, Melville, New York 11747 on June 16, 1997 at 11:00 A.M., local time, or at any adjournment or adjournments thereof to the same extent with all powers the undersigned would possess if personally present and voting at said meeting or adjournments thereof.

   ELECTION OF DIRECTORS

       CLASS II Directors elected until the 2000 Annual Meeting:

              Charles Hayward               [ ]  FOR     [ ]  WITHHOLD AUTHORITY
              Allan Patrick                 [ ]  FOR     [ ]  WITHHOLD AUTHORITY
              Thomas J. Moran               [ ]  FOR     [ ]  WITHHOLD AUTHORITY
              Robert N. Hiatt               [ ]  FOR     [ ]  WITHHOLD AUTHORITY

   PROPOSED AMENDMENT OF 1984 PLAN AND APPROVAL OF SUCH PLAN, AS AMENDED, FOR PURPOSES OF SECTION 162(m) OF THE INTERNAL REVENUE CODE.

   1. Amend the 1984 Employee Stock Option and Stock Appreciation Rights Plan (the "1984 Plan") to provide that consultants to the Company may be selected to participate in the plan and to limit the maximum annual awards under the plan, and to approve the 1984 Plan, as amended, for purposes of Section 162(m) of the Internal Revenue Code.

           [ ]  FOR             [ ]  AGAINST            [ ]  ABSTAIN

       THIS PROXY WILL BE VOTED AS DIRECTED IN THE SPACE PROVIDED OR, IF NO DIRECTION IS GIVEN, IT WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR THE PROPOSED AMENDMENT.

       RECEIPT IS HEREBY ACKNOWLEDGED OF THE NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT, EACH DATED MAY 7, 1997, AND THE ANNUAL REPORT OF GENOVESE DRUG STORES, INC. FOR THE FISCAL YEAR ENDED JANUARY 31, 1997.

       PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED SELF-ADDRESSED POSTAGE PAID ENVELOPE.

                                             DATED:

                                          --------------------------------, 1997

                                             SIGNATURE:
                                             --------------------------------

                                             --------------------------------
                                               (SIGNATURE IF HELD JOINTLY)

                                             NOTE: PLEASE SIGN EXACTLY AS
                                             YOUR NAME APPEARS ON THIS PROXY.
                                             IF SIGNING FOR AN ESTATE, TRUST
                                             OR CORPORATION, TITLE OR
                                             CAPACITY SHOULD BE STATED. IF
                                             SHARES ARE HELD JOINTLY, EACH
                                             HOLDER SHOULD SIGN.